UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2011

Impax Laboratories, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-34263	65-0403311
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30831 Huntwood Avenue, Hayward, CA	94544
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 476-2000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2011, the Board of Directors (the “Board”) of Impax Laboratories, Inc. (the “Company”) promoted Arthur A. Koch, Jr., to the position of Executive Vice President, Finance. In 2005, Mr. Koch, age 57, joined the Company as Senior Vice President, Finance and Chief Financial Officer. Mr. Koch will continue as Chief Financial Officer. The Board did not make any changes to Mr. Koch’s existing employment agreement with the Company in connection with his change in title.

On March 14, 2011, the Compensation Committee (the “Committee”) of the Board approved (i) cash incentive awards for the Company’s current named executive officers, as defined in Item 402 of Regulation S-K (the “Named Executive Officers”), for 2010 performance, and (ii) the 2011 cash incentive award plan.

The following table presents the cash incentive awards paid in 2011 for the 2010 performance of the Named Executive Officers:

2010 Cash
Incentive Award
Name	($)
Larry Hsu, Ph.D. President and Chief Executive Officer	546,000
Arthur A. Koch, Jr. Executive Vice President, Finance and Chief Financial Officer	275,010
Michael J. Nestor President, Impax Pharmaceuticals division	264,697
Charles V. Hildenbrand Senior Vice President, Operations	178,602

Under the 2011 cash incentive award plan, the Named Executive Officers have the opportunity to receive a cash incentive award calculated as a percentage of base salary based upon the achievement of certain corporate and individual performance goals. For 2011, the corporate performance goals will be based upon one or more of the following measures as determined by the Committee: an internal net sales target, an internal net income target and an internal EBITDA target. The individual performance goals will be comprised of objectives specific to the functional area for which each Named Executive Officer has responsibility, as determined by the Committee. The table below provides the 2011 cash incentive award targets for the Named Executive Officers and the relative weighting of each targeted performance criteria, as applicable:

	2011 Cash
	Incentive	Maximum Target
	Award	for 2011 Cash
	Target	Incentive Award
Name	(%)	(%)	Performance Criteria
Larry Hsu, Ph.D.	80	120	95% Corporate Goals and 5% Individual Goals
Arthur A. Koch, Jr.	60	90	85% Corporate Goals and 15% Individual Goals
Michael J. Nestor	60	90	85% Corporate Goals and 15% Individual Goals
Charles V. Hildenbrand	60	90	85% Corporate Goals and 15% Individual Goals

The Committee has the discretion to pay at, above or below the percentage targets set forth in the column “2011 Cash Incentive Award Target” in the table above depending on the Company’s overall financial and operational performance and each Named Executive Officer’s individual performance. The percentage targets in the column “Maximum Target for 2011 Cash Incentive Award” represent maximum percentages of the executives’ respective 2011 base salaries that the Company can award for superior performance.

Further, Dr. Hsu and Messrs. Koch and Nestor will have the opportunity to receive an additional 2011 cash incentive award tied to incremental improvements in safety and quality in the Company’s manufacturing operations as measured by the Company’s achievement of internal quality initiative targets, as determined by the Board. The award opportunities upon the Company’s achievement of the quality initiative targets are as follows: (i) Dr. Hsu, $300,000; (ii) Mr. Koch, $150,000; and (iii) Mr. Nestor, $150,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2011

IMPAX LABORATORIES, INC.

By: /s/ Arthur A. Koch, Jr.
Name: Arthur A. Koch, Jr.
Title: Executive Vice President, Finance and
Chief Financial Officer

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